Oraco Resources Announces Revival of Diamond and Gold Mining Concessions in Boroma, Sierra Leone, West Africa

ROCHESTER, N.Y.--(BUSINESS WIRE)-- Oraco Resources, Inc. (OTCBB: ORAC.OB - News) (“Oraco”) announced today that it has strengthened its holdings by reviving contractual rights for the disposition of diamonds, gold, and any other minerals recovered in an approximately 10 acre area of mineral rich Boroma, Sierra Leone. These rights had been acquired by JYORK Industries, Inc. in 2008 before becoming a wholly owned subsidiary of Oraco. The holding is located northwest of the city of Koidu in the Kono District, Sierra Leone.

Under the revived form of the agreement, net revenues generated from the activities at the Boroma site will be divided evenly between Oraco’s wholly owned subsidiary JYORK, and the Boroma Gbense Chiefdom. (“Net Revenue” is defined as the gross value of the recovery, as determined by governmental agencies, less any and all costs incurred in connection with the recovery and evaluation of the product).

“JYORK has operated in Sierra Leone for over 11 years. We have strong partnerships there and we are excited to take our holdings to the next level with this new contractual right. We believe it’s the beginning of a new chapter in mining exploration for us, and this project is the perfect start for Oraco,” said Chris Butchko, COO and EVP of Oraco Resources, Inc.

Bradley Rosen, President and CEO of Oraco, stated that “We are very happy about the mining prospects in Boroma. We believe that, once begun, this will enhance our revenues, and give us the possibility of expanding our operations in a timely fashion.”

Oraco plans to begin mining in Boroma within the next 60 days. Findings will be released shortly after excavation.

About Oraco:

Oraco, as a result of the acquisition of Oraco Resources, Inc. (Canada) and JYORK, is both a diamond and gold mining and an exporting company with operations in Sierra Leone. Oraco has a broad portfolio of capital investment opportunities that arise from Charles Huggins’ extensive knowledge of the geology and history of diamonds and gold production and also exportation in Sierra Leone and other African countries, which he has acquired from over 20 years of experience operating in these areas. Mr. Huggins has entered into a long term agreement as Chief Executive Consultant to Oraco. For more information, visit Oraco’s website at www.OracoResources.com.

Forward-Looking Statement

Certain statements, included in this release, statements such as “this will enhance our revenues”, contain some statements that are other than purely historical information, including, but not limited to: estimates, projections, statements relating to our business plans, objectives, expected operating results, the assumptions upon which those statements are based, and all other like speculative and/or indefinite statements, are “forward-looking” statements. Forward-looking statements are identified by words such as: “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and any and all other similar expressions that are speculative and/or indefinite. Forward-looking statements are based on current expectations and assumptions, and are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a materially adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, changes in political climate, availability of capital, interest rates, competition, and changes in generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward looking statements and undue reliance should not be placed on such statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Further information concerning our business, including additional factors that could materially affect our financial results, can be found at our website www.OracoResources.com and in our filings with the SEC.

Contact:
Oraco Resources, Inc.
Chris Butchko, 951-306-1100
Executive Vice President